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                                                                     Exhibit 5.1


                                  June 15, 1999




Board of Directors
AppNet Systems, Inc.
6707 Democracy Boulevard
Suite 1000
Bethesda, Maryland  20817

Gentlemen:

         We are acting as special counsel for AppNet Systems, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering (the "Offering") pursuant to the Registration Statement on Form S-1 (File No. 333-75205) filed on March 29, 1999, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") covering 6,000,000 shares of the Company's common stock, par value $.0005 per share (the "Shares"), and an over-allotment option of up to 900,000 shares of the Company's common stock, par value $.0005 per share (the "Additional Shares"). All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries and other persons and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all


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BOARD OF DIRECTORS
APPNET SYSTEMS, INC..
JUNE 15, 1999
PAGE 2


copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and its subsidiaries, and other persons.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares to be offered by the Company, when issued, delivered and paid for as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Additional Shares that may be offered by the Company, when issued, delivered and paid for as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                By:  /s/ Stephen I. Glover
                                    ----------------------------------
                                     Stephen I. Glover